Exhibit 99.3

SKAGIT STATE BANCORP, INC.
STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (“Agreement”) entered into by and between Skagit State Bancorp, Inc., a Washington corporation (“Bancorp”), and the Optionee named below, on                             ,               .

Optionee:

Number of Shares Subject to Option:

Exercise Price:

Date of Grant:

The Option Granted Hereunder is a:	☐ Nonqualified Stock Option
☐ Incentive Stock Option

Vesting Schedule

Date of Vesting	Percentage of Number of Shares Subject to Option With Respect to Which the Option Vests on Such Date (rounded up to next highest whole number of shares)

1.                                       Bancorp hereby grants to Optionee an option to purchase shares of the common stock of Bancorp, under the terms and conditions provided herein (“Option”).  The Option entitles Optionee to purchase at the Exercise Price the number of shares of common stock of Bancorp (“Shares”) subject to the Option, as the Option vests with respect to those Shares under the Vesting Schedule.

2.                                       The Option is granted under the 2005 Incentive Stock Plan of Skagit State Bancorp, Inc. (the “Plan”) and is subject to the terms and conditions of the Plan and this Agreement.  The terms and conditions of the Plan are incorporated herein by this reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern.

3.                                       If Optionee elects to exercise the Option, he/she shall do so by delivering to Bancorp a signed written notice of exercise (substantially in the form of attached Exhibit A) specifying the number of Shares to be purchased and a certified check in favor of the Bancorp for the full purchase price of the Shares so specified. As soon as practicable following delivery of the notice and check, Bancorp shall issue and deliver to Optionee a certificate in Optionee’s name for the Shares.  Bancorp agrees to reserve and hold available a number of shares of the authorized but unissued common stock of the Bancorp that is equal to or greater than the number of shares of common stock issuable upon the exercise of the Option

4.                                       The term of the Option is ten (10) years from the Date of Grant, provided, however, that if Optionee is a Shareholder-Employee (as defined in the Plan), then the term of the Option is five (5) years from the Date of Grant.  The Option may no longer be exercised following expiration of its term. The Option may terminate and no longer be exercisable earlier, as provided in the Plan.

5.                                       The Option is not transferable and may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution.  Only Optionee may exercise the Option during his/her lifetime.

6.                                       Bancorp may withhold and remit to the appropriate tax authorities, from funds in its possession that it owes to Optionee, such amounts as it is required to so withhold and pay under applicable federal, state and local tax laws.  Optionee hereby discharges Bancorp from all claims, charges and liability that he/she may have against Bancorp and its agents for any actions taken by them in connection with the immediately foregoing sentence.

7.                                       Miscellaneous.

a.                                       Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given either (i) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (ii) three (3) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and properly addressed to the party to whom it is directed.  A writing directed to Optionee shall be shall be deemed to be properly addressed if sent to him/her at the address shown beneath his/her signature below; and a writing directed to Bancorp shall be deemed to be properly addressed if sent to Bancorp at the following address:

Skagit State Bancorp, Inc.
P. O. Box 285
Burlington, WA 98233
Attention:

b.                                      No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom such waiver is sought to been forced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other rights hereunder.

c.                                       Optionee hereby agrees to take whatever additional action and execute whatever additional documents Bancorp may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed either on Optionee or on the Options pursuant to the express provisions of this Agreement.

d.                                      This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.

e.                                       The provisions of this Agreement shall inure to the benefit of, and be binding on, Bancorp and its successors and assigns, and on Optionee and his/her legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such persons shall have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

f.                                         Neither this Option nor the issuance of shares of stock hereunder shall confer upon Optionee a right to continue employment with, or to continue to perform services for, the Bancorp or its subsidiaries, and nothing in the Plan or this Agreement shall interfere in any way with the right of Optionee, or the right of Bancorp or its subsidiaries, to terminate the employment or other relationship at any time.

g.                                      This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SKAGIT STATE BANCORP, INC.,
a Washington corporation

By

Title:

ATTEST:

By

Title:

ACCEPTANCE AND ACKNOWLEDGMENT

I am a resident of the State of Washington.  I acknowledge receipt of a copy of the 2005 Incentive Stock Plan of Skagit State Bancorp, Inc.  I further acknowledge that I am hereby advised to seek independent advise regarding the tax consequences to me of accepting and exercising the Option and selling shares of stock acquired thereunder.

I accept the Option and agree to be bound by its terms.

Dated:
Signature of Optionee

Address:

SPOUSAL CONSENT/CERTIFICATE OF MARITAL STATUS

By his/her signature below, the undersigned spouse of Optionee acknowledges that he/she has read this Agreement and the 2005 Incentive Stock Plan of Skagit State Bancorp, Inc. and is familiar with its terms and conditions.  He/she agrees to be bound by all the terms and conditions of this Agreement and such plan.

Dated:
Spouse’s Signature

Print Name of Spouse

By his/her signature below, Optionee certifies that he/she is not legally married as of the date of this Agreement.

Dated:
Signature of Optionee

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

Skagit State Bancorp, Inc.
P. O. Box 285
Burlington, WA 98233
Attention:

Re:                               Exercise of Option Granted Pursuant to 2005 Stock Incentive Plan of Skagit State Bancorp, Inc.

Dear Sir or Madam:

I am a resident of the State of Washington.  I have been granted an option to purchase shares of the common stock of Skagit State Bancorp, Inc. under an option agreement (“Employee Stock Option Agreement”) with a Date of Grant of                                   .  The option was granted pursuant to the 2005 Incentive Stock Plan of Skagit State Bancorp, Inc.. I hereby exercise the option as follows:

Number of shares that I wish to acquire pursuant to this exercise:

Exercise Price per the Employee Stock Option Agreement:

Total purchase price

I have enclosed herewith a check in the amount of the total purchase price.

Dated:

Taxpayer I.D. Number	Signature of Optionee

Address:

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